UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant	/X/
Filed by a Party other than the Registrant	/ /

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/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
/ /	Definitive Proxy Statement.
/X/	Definitive Additional Materials.
/ /	Soliciting Material Pursuant to § 240.14a-12.

TIAA-CREF MUTUAL FUNDS

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Proxy voting continues on proposed TIAA-CREF Mutual Funds merger

As April 3 meeting nears, TIAA-CREF employees who are eligible fund shareholders are asked to vote as soon as possible

At a special meeting on April 3, 2007, shareholders of the TIAA-CREF Mutual Funds (the “Retail Funds”) will vote on a proposal to merge the Retail Funds into a corresponding series of the TIAA-CREF Institutional Mutual Funds (the “TIAA-CREF Funds”) with substantially similar investment objectives and strategies. An independent firm, D. F. King, has been soliciting shareholder votes on behalf of the Retail Funds since early February.

Successful completion of the proxy voting depends on enough shareholder votes being cast to consider the merger proposal for each of the Retail Funds. If you are an eligible Retail Fund shareholder and have not yet cast your vote, please do so as soon as possible. Voting now by mail, phone or the Internet is easy and convenient, and will help ensure an efficient process with timely results.

For more details, including links to the proxy materials and to cast your vote, visit this dedicated page on the TIAA-CREF website.

If you have any questions about the proxy materials or need assistance with voting, contact D.F. King toll free at 800 755-7250.